Prudential Financial

Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco CA 94111

Tel 415 398-7310 Fax 415 421-6233

www.prudentialcapitalgroup.com

April 9, 2007

ALEXANDER & BALDWIN, INC.

822 Bishop Street

Honolulu, Hawaii 96813

Gentlemen:

Reference is made to (i) the Note Agreement (the “1993 Agreement”) dated as of June 4, 1993, by and between Alexander & Baldwin, Inc. (the “Company”) and A&B Hawaii, Inc. (‘A&B Hawaii”), on the one hand, and The Prudential Insurance Company of America (“Prudential”), on the other hand, (ii) the Private Shelf Agreement (the “1996 Agreement”), dated as of August 2, 1996, by and between the Company and A&B Hawaii, on the one hand, and Prudential and each Prudential Affiliate (as defined therein) that has become bound by certain provisions thereof, on the other hand, (iii) the Private Shelf Agreement (the “2001 Agreement”) dated as of April 25, 2001, by and between the Company, on the one hand, and Prudential and each Prudential Affiliate (as defined therein) that has become bound by certain provisions thereof on the other hand, (iv) the Private Shelf Agreement (the “2003 Agreement”) dated as of November 25, 2003, by and between the Company, on the one hand, and Prudential Investment Management, Inc. (“PIM”) and each Prudential Affiliate (as defined therein) that has become bound by certain provisions thereof, on the other hand and (v) the Note Purchase and Private Shelf Agreement dated as of April 19, 2006, by and between the Company, on the one hand, and PIM and each Prudential Affiliate (as defined therein) that is or may become bound by certain provisions thereof, on the other hand (the “2006 Agreement” and, together with the 1993 Agreement, the 1996 Agreement, the 2001 Agreement and the 2003 Agreement, the “Agreements”). Prior to the date hereof, A&B Hawaii ceased to be a party to the 1993 Agreement and the 1996 Agreement.

A.       Pursuant to paragraph 11C of each of the Agreements and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned and the Company hereby agree that:

1.         Paragraph 5 of each Agreement is amended by adding thereto a new paragraph 5G as follows:

5G.      Maintenance of Debt Rating. The Company covenants that it shall at all times have in effect a current Debt Rating with respect to its senior unsecured long term debt.

2.	Paragraph 7A of each Agreement is amended and restated in its entirety as follows:

7A.      Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)        the Company defaults in the payment of any principal of or interest or Yield-Maintenance Amount on, any Note, for more than five Business Days after the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii)       the Company or any Subsidiary defaults in any payment of principal of, or premium or interest on, any obligation for money borrowed (or of any obligation under a conditional sale or other title retention agreement or of any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) other than the Notes beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (or any other event thereunder or under any such agreement occurs and is continuing) and the effect of such payment default or other failure or event is to cause or (at any time at which there is a Specified Debt Rating in effect with respect to the Company) to permit the holder or holders of such obligation to cause, such obligation to become due (or to become subject to required repurchase by the Company or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur or such a failure or other event causing acceleration (or required repurchase by the Company or any Subsidiary) shall occur exceeds $25,000,000; or

(iii)      any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made; or

(iv)      (a) the Company fails to perform or observe any agreement contained in paragraphs 5C or 6 hereof and, at the time of such failure, there is a Specified Debt Rating in effect with respect to the Company or (b) the Company fails to perform or observe any agreement contained in paragraphs 5C or 6 hereof and, at the time of such failure, the Company has one or more Debt Ratings in effect and no such rating is a Specified Debt Rating, and such failure continues for ten Business Days; or

(v)       the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Principal Officer obtains actual knowledge thereof; or

(vi)      the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(vii)     any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(viii)    the Company or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any such Significant Subsidiary, or of any substantial part of the assets of the Company or any such Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(ix)      any petition or application of the type described in clause (viii) of this paragraph 7A is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary and the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(x)       any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing the dissolution of such Company or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xi)      any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of (A) assets representing a substantial part, or the stock of, or other ownership interest in, a Significant Subsidiary whose assets represent a substantial part of Consolidated Total Assets or (B) assets or the stock of or other ownership interest in a Significant Subsidiary that has contributed a substantial part of Consolidated Cumulative Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xii)     (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the

Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company; or

(xiii)    any judgment or decree in the amount of $25,000,000 or more shall be entered against the Company or any of its Subsidiaries that is not paid or fully covered (beyond any applicable deductibles) by insurance and such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

(xiv)	any Change of Control shall occur; or

(xv)     at any time that Matson is a Subsidiary of the Company, there occurs an “Event of Default” as that term is defined in the Matson Note Agreement and either (a) the aggregate amount of obligations then outstanding under the Matson Note Agreement exceeds $10,000,000 or (b) the aggregate amount of obligations then outstanding under the Matson Note Agreement exceeds $5,000,000 and there is a Specified Debt Rating in effect with respect to either the Company or Matson or there is no Debt Rating in effect with respect to either Matson or the Company;

then (a) if such event is an Event of Default specified in clause (i) of this paragraph 7A, the holder of any Note (other than a Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount with respect thereto, without presentment, demand. protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

3.         Paragraph 10B of each of the Agreements is amended by adding thereto the following defined terms:

“Change of Control” shall mean an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of more than 50% of the equity securities of the Company entitled to vote for members of the board of directors of the Company on a fully-diluted basis; or (b) during any period of 24 consecutive months, a majority of the members of the board of directors of the Company cease to be composed of individuals who were either (i) nominated by the management of the Company or by persons who were members of that board of directors as of December 31, 2006 or members elected by a majority of such members or (ii) appointed by directors so nominated.

“Debt Rating” shall mean, as of any date of determination, a currently effective non-credit enhanced senior unsecured long term debt rating issued by Moody’s Investors Service, Inc. or any successor thereto (“Moody’s”) or by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. or any successor thereto (“S&P”).

“Matson Note Agreement” shall mean the amended and restated note agreement dated May 19, 2005, by and between Matson and the persons named on the purchase schedule thereto.

“Specified Debt Rating” shall mean a Debt Rating from Moody’s of lower than Baa2 or from S&P of lower than BBB.

B.        Pursuant to paragraph 11C of the 2006 Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned which are party to the 2006 Agreement and the Company hereby agree that:

1.         Clause (iii) of paragraph 6B(1) of the 2006 Agreement is amended and restated in its entirety as follows:

(iii)      (A) Liens on the vessels owned or to be owned or chartered, or any shoreside facilities, equipment or containers owned, leased or to be owned or leased by Matson or Matson Subsidiaries, (B) Liens securing Debt between Subsidiaries or owing to the Company by a Subsidiary and (C) Liens encumbering the fund established and maintained by Matson in accordance with Section 607 of the Merchant Marine Act, 1936 to the extent incurred in connection with Matson’s incurring of indebtedness in connection with the acquisition, construction, or reconstruction of a qualified vessel or a barge or container which is part of the complement of a qualified vessel under regulations adopted by the Maritime Administration under the Merchant Marine Act, 1936;

2.         The defined term “Consolidated Shareholders’ Equity” appearing in paragraph 10B of the 2006 Agreement is amended and restated in its entirety as follows:

“Consolidated Shareholders’ Equity” shall mean, at any time of determination thereof, for the Company and Subsidiaries determined in accordance with GAAP, the sum of (i) consolidated shareholders’ equity, and (ii) any consolidated mezzanine equity (or other temporary or non-permanent equity) resulting from the application of Statement of Financial Accounting Standards No. 123R and related stock based compensation awards issued to management which are puttable upon a change of control; provided, that any determination of Consolidated Shareholders’ Equity shall exclude all non-cash adjustments to Consolidated Shareholders’ Equity resulting from the application of Statement of Financial Accounting Standards No. 158 (Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans), which non-cash adjustments shall not exceed $50,000,000 for periods ending on or before December 31, 2006.

This letter agreement shall be governed by the law of the State of California.

If you are in agreement with the foregoing, please execute each of the enclosed counterparts of this letter agreement in the space indicated below and return them to Prudential Capital Group at: Four Embarcadero Center, Suite 2700, San Francisco, CA 94111, Attention: James F. Evert. This letter agreement shall be effective as of the date first appearing above upon its execution and delivery by each party named as a signatory hereto.

Sincerely,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Mathew Douglass

Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Mathew Douglass

Title: Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: /s/ Mathew Douglass

Title: Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: /s/ Mathew Douglass

Title: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management (Japan), Inc.,

as Investment Manager

By:	Prudential Investment Management, Inc.,

as Sub-Adviser

By: /s/ Mathew Douglass
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

By: Prudential Investment Management, Inc.,
as Sub-Adviser

By: /s/ Mathew Douglass
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By: /s/ Mathew Douglass
Vice President

Acknowledged and agreed:

ALEXANDER & BALDWIN, INC.

By: /s/ W. Allen Doane

Title: Chief Executive Officer

By: /s/ Christopher J. Benjamin

Title: Chief Financial Officer